UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2023

FLUENCE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40978	87-1304612
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4601 Fairfax Drive, Suite 600
Arlington, Virginia 22203
(Address of principal executive offices) (Zip Code)

(833) 358-3623
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.00001 par value per share	FLNC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Financial Officer Transition

On November 16, 2023, the Board of Directors (the “Board”) of Fluence Energy, Inc. (the “Company”) appointed Ahmed Pasha as Senior Vice President and Chief Financial Officer of the Company, and as the Company’s principal financial officer, to succeed Manavendra Sial effective as of 12:00 a.m. on January 1, 2024 (the “Effective Time”). Mr. Sial tendered his resignation to the Company on November 13, 2023, effective at 11:59 p.m. on December 31, 2023, and he remains in office for the Company until that time.

Prior to joining the Company, Mr. Pasha, age 55, most recently served as Chief Financial Officer of the US Utilities and Conventional Generation business for The AES Corporation (NYSE: AES) from 2022 to the present. Prior to that role, during the last five years Mr. Pasha also served as Vice President, Global Treasurer and Head of Investor Relations for AES, during a period when AES undertook a significant transformation into a renewables-focused growth story, and as VP, Investor Relations for AES. Over the course of his nearly 30-year career with AES, he served in numerous management positions in finance, treasury, investor relations and business development in the United States, Asia and Europe. There are no family relationships between Mr. Pasha and any of the Company’s directors or executive officers. There are no arrangements or understandings between Mr. Pasha and any other persons pursuant to which he was selected as an officer. In the ordinary course of our business, AES and its affiliates currently, and we expect will continue in the future, to purchase our products and services for energy storage projects in multiple countries. In addition, AES and its affiliates are party, and we expect to continue to be party, to various framework agreements with the Company, including the Stockholders Agreement, the Third Amended and Restated Limited Liability Company Agreement of Fluence Energy, LLC, the Tax Receivable Agreement, the Registration Rights Agreement, certain intellectual property and trademark license agreements, an amended and restated equipment and services purchase agreement, an amended and restated storage core frame purchase agreement, a credit support and reimbursement agreement with Siemens Industry and AES, and an amended and restated cooperation agreement.

In connection with his appointment as Senior Vice President and Chief Financial Officer, Mr. Pasha entered an offer letter (the “Offer Letter”), dated November 16, 2023, with the Company setting forth the terms of his employment. Pursuant to the terms of the Offer Letter, Mr. Pasha’s initial annual base salary will be $530,000 and his target annual cash bonus opportunity will be 75% of his base salary. The Company will pay Mr. Pasha a one-time sign-on cash bonus of $250,000, payable by February 29, 2024, provided that Mr. Pasha remains employed by the Company on such payment date. In addition, the Company will provide Mr. Pasha a one-time sign-on cash bonus, payable by March 31, 2024, provided that Mr. Pasha remains employed by the Company on such payment date, in an amount equal to what his AES 2023 annual incentive payment would have been for the AES fiscal year 2023, not to exceed $507,400. In addition, on January 1, 2024, the Company will provide Mr. Pasha with an initial, annual long-term incentive award having a value of $1.2 million on the grant date, and a one-time sign-on long term incentive award having a value of $750,000 on the grant date. Such long-term incentive awards may be delivered in the form of stock and/or cash and may be subject to time-based, or performance-based vesting conditions (or a combination of both) The Compensation Committee has not yet determined the structure of Mr. Pasha’s long-term equity incentive awards, nor the time-based or performance-based vesting conditions applicable to such awards. Upon the Effective Time, Mr. Pasha will become a participant in the Executive Severance Plan, will be eligible to participate in the Company’s broad-based health and welfare benefit plans and following receipt of his first paycheck, will be eligible to participate in the Company’s broad-based retirement plan. Mr. Pasha will be subject to the Company’s Clawback Policy and Executive Stock Ownership Policy, and will be required to hold three times his annual salary in Company stock .

The foregoing description of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Offer Letter, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Mr. Pasha is expected to enter into the Company’s standard indemnification agreement for directors and officers in the form filed as Exhibit 10.13 to the Company’s Registration Statement on Form S-1/A (File No. 333- 259839), filed with the Securities and Exchange Commission (“SEC”) on October 19, 2021.

Item 7.01. Regulation FD Disclosure.

On November 16, 2023, the Company issued a press release (the “Press Release”) regarding the Senior Vice President and Chief Financial Officer transition described above. The Press Release also provided an update to the Company’s prior guidance regarding fiscal year 2023 revenue and adjusted gross profit and announced the dates for the Company’s upcoming earnings report and teleconference. A copy of the Press Release is attached hereto as Exhibit 99.1.

The information in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1 attached hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly provided by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Offer Letter, dated November 16, 2023, between Fluence Energy, Inc. and Ahmed Pasha.
99.1	Press Release of the Company, dated November 16, 2023.
104	Cover Page Interactive Data File formatted in iXBRL

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLUENCE ENERGY, INC.

Date: November 16, 2023	By:	/s/ Francis A. Fuselier
Francis A. Fuselier
Senior Vice President, General Counsel and Secretary